As filed with the Securities and Exchange Commission on August 31, 1998
                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  76-0423828
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                       1300 Post Oak Blvd., Suite 1500
                             Houston, Texas 77056
         (Address of principal executive offices, including zip code)

                    1998 STOCK OPTION PLAN FOR CONSULTANTS
                           (Full title of the plan)

                               Melvin C. Payne
                           Chief Executive Officer
                       1300 Post Oak Blvd., Suite 1500
                             Houston, Texas 77056
                   (Name and address of agent for service)

                                (281) 556-7400
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                                John T. Unger
                             Snell & Smith, P.C.
                          1000 Louisiana, Suite 1200
                             Houston, Texas 77002

                       CALCULATION OF REGISTRATION FEE

         TITLE OF                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM
     SECURITIES TO BE                     AMOUNT TO BE       OFFERING PRICE       AGGREGATE              AMOUNT OF
        REGISTERED                         REGISTERED          PER SHARE        OFFERING PRICE(1)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value     100,000 shares          $20.875          $2,087,500             $615.81
--------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The following documents are incorporated by reference in the registration statement:

      (a) The latest annual report on Form 10-K of Carriage Services, Inc., a Delaware corporation (the "Company"), or, if financial statements therein are more current, the Company's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) or (c) of the Securities and Exchange Commission under the Securities Act of 1933.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

      (c) The description of the Company's Class A Common Stock which is contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

      The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

      Article 10 of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article 10 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996).

      3.2 Certificate of Amendment dated May 9, 1996 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

      3.3 Certificate of Decrease, reducing the authorized Series D Preferred Stock (incorporated by reference to Exhibit 10.3 to the Company's

            Quarterly Report on Form 10-Q for the quarter ended September 30,
            1997).

      3.4 Certificate of Decrease, reducing the authorized Series F Preferred Stock (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
            1997).

      3.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No.333-5545).

      5.1   Opinion of Snell & Smith, A Professional Corporation.

      10.1  1998 Stock Option Plan for Consultants.

      23.1  Consent of Arthur Andersen L.L.P.

      23.2  Consent of Snell & Smith, A Professional corporation (included in
            Exhibit 5.1).

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.      Undertakings.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
      Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of August, 1998.

                             CARRIAGE SERVICES, INC.

                             By /s/ MELVIN C. PAYNE
                                    Melvin C. Payne
                                    Chairman of the Board and
                                    Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin C. Payne, Mark W. Duffey, and Thomas C. Livengood or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 31st day of August, 1998.

SIGNATURE                          TITLE

/s/ MELVIN C. PAYNE                Chairman of the Board, Chief Executive
    Melvin C. Payne                Officer and Director (Principal Executive
                                   Officer)

/s/ MARK W. DUFFEY                 President and Director
    Mark W. Duffey

/s/ THOMAS C. LIVENGOOD            Executive Vice President, Chief Financial
    Thomas C. Livengood            Officer and Secretary (Principal Financial
                                   and Accounting Officer)

/s/ C. BYRON SNYDER                Director
    C. Byron Snyder

/s/ BARRY K. FINGERHUT             Director
    Barry K. Fingerhut

/s/ RONALD A. ERICKSON             Director
    Ronald A. Erickson

/s/ ROBERT D. LARRABEE             Director
    Robert D. Larrabee

/s/ STUART W. STEDMAN              Director
    Stuart W. Stedman

/s/ MARK F. WILSON                 Director
    Mark F. Wilson

/s/ GREG M. BRUDNICKI              Director
    Greg M. Brudnicki

                                 EXHIBIT INDEX

EXHIBIT                                                                 PAGE
3.1      Amended and Restated Certificate of Incorporation of the
         Company (incorporated by reference to Exhibit 3.1 to the
         Company's Annual Report on Form 10-K for the year ended
         December 31, 1996).
3.3      Certificate of Decrease, reducing the authorized Series D
         Preferred Stock  (incorporated by reference to
         Exhibit 10.3 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 1997).
3.4      Certificate of Decrease, reducing the authorized Series F
         Preferred Stock  (incorporated by reference to
         Exhibit 10.4 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 1997).
3.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
         Statement on Form S-1 (Registration No.333-5545).
5.1      Opinion of Snell & Smith, A Professional Corporation.            8
10.1     1998 Stock Option Plan for Consultants.                          9
23.1     Consent of Arthur Andersen L.L.P.                               13
23.2     Consent of Snell & Smith, A Professional Corporation
         (included in Exhibit 5.1).
24.1 Powers of Attorney (included on the signature page to this Registration Statement).

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